UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

Angi Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Walnut Street,	Suite 700
Denver,	CO	80205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 963-7200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.

On January 7, 2026, Angi Inc. (the “Company”) announced a reduction of its global workforce by approximately 350 employees to reduce operating expenses and optimize the organizational structure in support of long-term growth and in light of AI-driven efficiency improvements.

As a result of the reduction in workforce, the Company estimates that it will record restructuring charges split between the fourth quarter of 2025 and the first quarter of 2026 of approximately $22 million to $30 million in total, primarily consisting of severance payments, employee benefits and related costs, all of which are anticipated to result in cash expenditures. The reduction in workforce is expected to be substantially complete during the first quarter of 2026. The Company intends to exclude the restructuring charges from its non-GAAP financial measures, including Adjusted EBITDA. The Company estimates that the reduction in workforce and related actions will result in between $70 million and $80 million of annual run-rate savings in operating expenses and capital expenditures.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “will,” “estimate,” “anticipate,” “intend” and “expect” among others, as well as the negatives thereof, generally identifies forward-looking statements. These forward-looking statements include, among others, statements relating to the timing of the reduction in workforce, the estimated charges and cash expenditures expected to be incurred and the timing thereof, anticipated savings in operating expense and capital expenditures and the planned adjustment of the Company’s financial measures. Forward-looking statements are subject to risks, uncertainties and assumptions that may cause actual results to differ materially from those described herein. These risks and uncertainties include, among other things, the Company’s ability to implement the reduction in workforce in various jurisdictions. In particular, the estimated charges associated with the reduction in workforce, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions. The actual charges incurred may differ materially from the estimate disclosed herein. For a discussion of additional risks and uncertainties, see “Risk Factors” contained in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2025 and subsequent reports that the Company filed with the SEC. Forward-looking statements speak only as of the date made and the Company undertakes no duty to update the information except as required by applicable law.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI INC.

	By:	/s/ Shannon M. Shaw
	Name:	Shannon M. Shaw
	Title:	Chief Legal Officer
Date: January 7, 2026